  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ____________ , 1999

                                                      Registration No. _________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             EVOLVING SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                               ----------------

        Delaware                                          84-1010843
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               ----------------

                             9777 Mt. Pyramid Court
                           Englewood, Colorado 80112
                               ----------------
                    (Address of Principal Executive Offices)

                     Amended and Restated Stock Option Plan
                          Employee Stock Purchase Plan
                               ----------------
                            (Full Title of the Plan)

                              George A. Hallenbeck
                     President, Chief Executive Officer and
                             Chairman of the Board
                             Evolving Systems, Inc.
                             9777 Mt. Pyramid Court
                           Englewood, Colorado 80112
                                 (303) 802-1000
                               ----------------
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              Rex R. O'Neal, Esq.
                               Cooley Godward LLP
                        2595 Canyon Boulevard, Suite 250
                         Boulder, Colorado 80302-6737
                                 (303) 546-4000

                               ----------------

                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES    AMOUNT TO BE REGISTERED     OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
 TO BE REGISTERED                                       SHARE (3)                 PRICE              REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock (par            1,200,000(1)               $ 5.04                 $6,552,000               $1,822
 value $.001)                  100,000(2)
========================================================================================================================


(1) Increase in authorized number of shares underlying the Amended and Restated Stock Option Plan.

(2) Increase in authorized number of shares underlying the Employee Stock Purchase Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) based upon the average of the high and low prices of the Registrant's Common Stock on June , 1999, as reported on The Nasdaq Stock Market (National Market).

===============================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Evolving Systems, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:


     (a) The Registrant's Annual Report on Form 10-K (File No. 000-24081) for the fiscal year ended December 31, 1998.

     (b) The Registrant's Form 8-K (File No. 000-24081), filed March 3, 1999, relating to the adoption of a Rights Plan.

     (c) All reports and other documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                           DESCRIPTION OF SECURITIES

     Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

                                       1.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of the Registrant, and the Registrant maintains directors' and officers' liability insurance.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii).2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

4.3 Specimen stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

4.4 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K related to adoption of a Rights Plan (Registration No. 000-24081)).

5.1             Opinion of Cooley Godward LLP.

10.1 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973).

10.2            Employee Stock Purchase Plan (incorporated by reference to
                Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

23.1            Consent of PriceWaterhouseCoopers LLP.

23.2            Consent of Cooley Godward LLP (included in Exhibit 5.1).

24              Power of Attorney (included on page 4).

99.1            Officer's Certificate.

                                       2.

                                  UNDERTAKINGS

     1.  The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 30th day of June, 1999.

                                    EVOLVING SYSTEMS, INC.


                                    By: /s/ George A. Hallenbeck
                                        -------------------------
                                     George A. Hallenbeck
                                     President, Chief Executive Officer and
                                     Chairman of the Board


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Hallenbeck and Anita T. Moseley, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                      TITLE                           DATE
/s/ George A. Hallenbeck                  President, Chief Executive Officer and              June 30, 1999
----------------------------------------  Chairman of the Board (Principal Executive
George A. Hallenbeck                      Officer)

/s/ David R. Johnson                      Senior Vice President of Finance, Chief             June 30, 1999
----------------------------------------  Financial Officer and Treasurer (Principal
David R. Johnson                          Financial and Accounting Officer)

/s/ Donald R. Dixon                       Director                                            June 30, 1999
----------------------------------------
Donald R. Dixon

/s/ Harry B. Fair                         Director                                            June 28, 1999
----------------------------------------
Harry B. Fair

/s/ Robert J. Loarie                      Director                                            June 28, 1999
----------------------------------------
Robert J. Loarie

/s/ David J. Molny                        Director                                            June 30, 1999
----------------------------------------
David J. Molny

                                       4.

                                 EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i).3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3(ii).2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

4.3 Specimen stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

4.4 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 99.3 to the Registrant's Form 8-K related to adoption of a Rights Plan (Registration No. 000-24081)).

5.1             Opinion of Cooley Godward LLP.

10.1 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973).

10.2            Employee Stock Purchase Plan (incorporated by reference to
                Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-43973)).

23.1            Consent of PriceWaterhouseCoopers LLP.

23.2            Consent of Cooley Godward LLP (included in Exhibit 5.1).

24              Power of Attorney (included on page 4).

99.1            Officer's Certificate.